Exhibit 99.1

Investor Relations inquiries:	News Media inquiries:
Lee Fishman	Keoni Wagner
Matson, Inc.	Matson, Inc.
510.628.4227	510.628.4534
lfishman@matson.com	kwagner@matson.com

FOR IMMEDIATE RELEASE

MATSON PROVIDES BUSINESS updateS related to COVID-19 and 1q20 results

•	Expects 1Q20 operating income for Ocean Transportation to be $6.5 to $9.0 million, which is above previous outlook expectation
•	Expects 1Q20 operating income for Logistics to be $4.5 to $5.5 million, which is below previous outlook expectation
•	Enhances liquidity position via debt agreement amendments lasting through December 30, 2021
•	Withdraws 2020 outlook given COVID-19 uncertainty

HONOLULU, Hawaii (April 6, 2020) – Matson, Inc. (NYSE: MATX) announces preliminary first quarter financial results, amendments to its bank and long-term note agreements to enhance liquidity, and withdraws its financial outlook for the full year 2020 in light of the evolving COVID-19 situation.

Matt Cox, Matson’s Chairman and Chief Executive Officer, commented, “Our top operational priorities in this rapidly deteriorating environment are to safeguard the health and safety of our employees and to maintain our best-in-class vessel on-time performance in order to serve our customers and the communities that continue to rely on us during this difficult time.  Our top financial priority is to enhance our liquidity position as the U.S. economy enters an increasingly challenging period.”

Mr. Cox added, “Matson’s businesses performed well in the first quarter.  Our CLX service returned to normal volume levels in March following the elongated post-Lunar New Year period and we saw relatively steady volume in our Hawaii, Alaska and Guam tradelanes,  in part driven by consumer home food and essential goods buying, but we also encountered challenges at SSAT and within our Logistics business segment due to the COVID-19 pandemic.  As a result, Matson expects first quarter 2020 consolidated operating income to be higher than our expectations with operating income for Ocean Transportation of $6.5 to $9.0 million and Logistics operating income of $4.5 to $5.5 million.  We also expect first quarter 2020 net income to be $2.0 to $5.0 million.  As we enter the second quarter, our Hawaii, Guam and Alaska tradelanes face the challenge of dramatically reduced tourism.  Given the increasing economic uncertainties regarding the COVID-19 pandemic, Matson is withdrawing its full year 2020 outlook and expects to provide an update on its businesses during its first quarter 2020 earnings call to be held in early May.”

Matson also announced today that it has amended its bank credit facility and private lender note agreements to enhance its liquidity position during this period of uncertainty related to the COVID-19 pandemic.

“As we face the uncertainties brought on by the COVID-19 pandemic, we decided to enhance our liquidity and available borrowing capacity under our existing $650 million committed bank revolving credit facility by increasing the allowable leverage ratio under all of our applicable debt agreements,” said Joel Wine, Matson’s Senior Vice President and Chief Financial Officer.  “As we closed the first quarter, these amendments increased our available liquidity, which was approximately $160 million.  The amendments will continue to provide for a substantial increase in available liquidity and financial flexibility until the end of 2021.”

Under the debt amendments, Matson will be permitted to increase its Total Debt-to-EBITDA, as defined in the debt agreements, to between 4.0x and 5.0x in each of the next seven quarters through December 30, 2021 in return for a higher interest rate on the bank credit facility and higher coupon payments on the private lender notes.  Please refer to the Form 8-K filed on April 6, 2020 for additional information regarding the amendments to the debt agreements.

About the Company

Founded in 1882, Matson (NYSE: MATX) is a leading provider of ocean transportation and logistics services.  Matson provides a vital lifeline to the domestic non-contiguous economies of Hawaii, Alaska, and Guam, and to other island economies in Micronesia.  Matson also operates a premium, expedited service from China to Southern California and provides services to Okinawa, Japan and various islands in the South Pacific.  The Company's fleet of owned and chartered vessels includes containerships, combination container and roll-on/roll-off ships and custom-designed barges.  Matson Logistics, established in 1987, extends the geographic reach of Matson’s transportation network throughout the continental U.S.  Its integrated, asset-light logistics services include rail intermodal, highway brokerage, warehousing, freight consolidation, Asia supply chain services, and forwarding to Alaska.  Additional information about the Company is available at www.matson.com.

Forward-Looking Statements

Statements in this news release that are not historical facts are “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation those statements regarding earnings, operating income, liquidity, the COVID-19 pandemic, cash flow expectations, vessel on-time performance, demand and volume levels in the China service and in the Hawaii, Alaska and Guam tradelanes, lift volumes and operating costs at SSAT, and debt leverage levels.  These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement, including but not limited to risks and uncertainties relating to repeal, substantial amendment or waiver of the Jones Act or its application, or our failure to maintain our status as a United States citizen under the Jones Act; regional, national and international economic conditions; new or increased competition or improvements in competitors’ service levels; fuel prices, our ability to collect fuel-related surcharges and/or the cost or limited availability of low-sulfur fuel; delays or cost overruns related to the installation of scrubbers; our relationship with vendors, customers and partners and changes in related agreements; the actions of our competitors; our ability to offer a differentiated service in China for which customers are willing to pay a significant premium; the imposition of tariffs or a change in international trade policies; the magnitude and timing of the impact of public health crises, including COVID-19; completion of SSAT’s year end audit and related adjustments to the Company’s financial statements; the ability of the NASSCO shipyard to construct and deliver Matsonia on the contemplated timeframe; any unanticipated dry-dock or repair expenses; any delays or cost overruns related to the modernization of terminals; consummating and integrating acquisitions; changes in general economic and/or industry-specific conditions; competition and growth rates within the logistics industry; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight; changes in relationships with existing truck, rail, ocean and air carriers; changes in customer base due to possible consolidation among customers; conditions in the financial markets; changes in our credit profile and our future financial performance; our ability to obtain future debt financings; continuation of the Title XI and CCF programs; the impact of future and pending legislation, including environmental legislation; government regulations and investigations; relations with our unions; satisfactory negotiation and renewal of expired collective bargaining agreements without significant disruption to Matson’s operations; war, terrorist attacks or other acts of violence; the use of our information technology and communication systems and cybersecurity attacks; and the occurrence of marine accidents, poor weather or natural disasters.  These forward-looking statements are not guarantees of future performance.  This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.  We do not undertake any obligation to update our forward-looking statements.

2